Exhibit 5.1

December 10, 2003

(213) 229-7000	Client No. C 03611-00041

K2 Inc.

2051 Palomar Airport Road

Carlsbad, CA 92009

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 (the “Registration Statement”) of K2 Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering to the stockholders of Fotoball USA, Inc., a Delaware corporation (“Fotoball USA”), of an aggregate of up to 1,200,000 shares of Common Stock, par value $1.00 per share, including the associated preferred share purchase rights, of the Company (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of November 25, 2003, among the Company, Boca Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of K2 (“Acquisition Sub”), and Fotoball USA. Pursuant to the terms and provisions of the Merger Agreement: (a) the Company will commence an offer (the “Offer”) to acquire all of the outstanding shares of the common stock, $.01 par value per share, of Fotoball USA in exchange for 0.2757 of a share, including the associated preferred share purchase rights, of the Common Stock and (b) after completion of the Offer, the Company will cause Fotoball USA to complete a merger (the “Merger”) with Acquisition Sub, in which, upon the effective date of the Merger, each outstanding share of the common stock, $.01 par value per share (other than shares held by Fotoball USA, the Company, Acquisition Sub or dissenting stockholders of Fotoball USA, to the extent appraisal rights are provided under Delaware law), will be converted into the right to receive shares of Common Stock at the same exchange ratio used in the Offer. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

For the purpose of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, including such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable) the Common Stock has been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully paid and nonassessable.

K2 Inc.

December 10, 2003

We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed subsequent to the effective date of the Registration Statement.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ GIBSON, DUNN & CRUTCHER LLP GIBSON, DUNN & CRUTCHER LLP